EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2023 Fourth Quarter Results

Fourth Quarter 2023 Highlights:
•Net income available to common shareholders of $18.5 million, or $0.84 per diluted share
•Adjusted earnings available to common shareholders of $19.8 million, or $0.89 per diluted share
•Tangible book value per share increased 7.8% from prior quarter to $23.35
•Common equity tier 1 capital ratio improved to 8.40% from 8.07%
•Net interest margin of 3.21%, compared to 3.20% in prior quarter
•Efficiency ratio of 55.2% compared to 55.8% in prior quarter
Effingham, IL, January 25, 2024 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $18.5 million, or $0.84 per diluted share, for the fourth quarter of 2023, compared to $9.2 million, or $0.41 per diluted share, for the third quarter of 2023. This also compares to net income available to common shareholders of $29.7 million, or $1.30 per diluted share, for the fourth quarter of 2022.
Financial results for the fourth quarter of 2023 included a $1.1 million gain on the sale of shares of VISA B stock, offset by $2.9 million of losses on the sale of investment securities. Results for the third quarter of 2023 included a $4.5 million tax charge related to the surrender of certain company-owned life insurance policies, and $5.0 million of losses on the sale of investment securities. Results for the fourth quarter of 2022 included a $17.5 million gain on the termination of forward starting interest rate swaps and a $3.3 million loss on commercial mortgage servicing rights held for sale.
Excluding these transactions, adjusted earnings available to common shareholders were $19.8 million and $17.3 million, or $0.89 and $0.78 per diluted share, for the fourth and third quarters of 2023, respectively. Adjusted earnings available to common shareholders for the fourth quarter of 2022 was $19.3 million or $0.85 per diluted share.
The Company revised its accounting for the one-time enhancement fee related to the surrender and purchase of company-owned life insurance policies acquired in the third quarter of 2023. As a result, the $6.6 million enhancement fee on the replacement policies that was previously recorded in income on company-owned life insurance in the third quarter of 2023 has been reversed. The revision did not have an impact on adjusted earnings (a non-GAAP financial measure) for that period. The Company reflected this revision in its September 30, 2023 quarter to date and December 31, 2023 year to date income on company-owned life insurance. Additionally, the revision impacts the company-owned life insurance asset for the applicable period.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “While continuing to prioritize prudent risk management, we delivered another quarter of strong financial results with a higher level of earnings and returns than the prior quarter, as well as a slight increase in our net interest margin and improvement in our efficiency ratio. Our strong financial performance and prudent balance sheet management helped us to achieve our objective to further increase our capital ratios, while we also had a 7.8% increase in tangible book value per share during the quarter.
“Our business development focus remains on high quality commercial relationships in our markets, and the new clients we are adding in our targeted areas helped to offset the intentional runoff of equipment finance and consumer loans. The new and expanded client relationships are also resulting in inflows of commercial deposits, which has enabled us to improve our overall deposit mix by running off higher cost time deposits.
“While we will remain conservative in our new loan production until economic conditions improve, we believe that we can continue to deliver strong financial performance for our shareholders, particularly given our relatively neutral interest rate sensitivity that positions us well for whatever rate environment we see going forward. We will remain disciplined in our expense management while also investing in areas that we believe will enhance the long-term value of our franchise. One area is our Wealth Management business, where we have made improvements to our technology platform that we believe will enhance our business development capabilities. A second area is expanding our presence in the higher growth St. Louis market where we recently added a new market president that we believe will help accelerate our efforts to add new commercial, retail and wealth management clients. And a third area is our Banking-as-a-Service initiative, which we expect to begin making a meaningful contribution to our deposit gathering and fee income during 2024 . Given the strength of the franchise we have built, we believe we are well positioned to continue delivering strong financial results in the near-term while continuing to operate with a long-term approach and executing on the strategies that we believe will further enhance shareholder value in the coming years,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.87 billion at December 31, 2023, compared to $7.97 billion at September 30, 2023, and $7.86 billion at December 31, 2022. At December 31, 2023, portfolio loans were $6.13 billion, compared to $6.28 billion at September 30, 2023, and $6.31 billion at December 31, 2022.

Loans

During the fourth quarter of 2023, outstanding loans declined by $149.8 million, or 2.4%, from September 30, 2023, as the Company continued to originate loans in a more selective and deliberate approach to balance liquidity and funding costs. Increases in construction and land development loans, and residential real estate loans of $35.8 million and $5.4 million, respectively, were offset by decreases in all other loan categories. Equipment finance loan and lease balances decreased $59.9 million during the fourth quarter of 2023 as the Company continued to reduce its concentration of this product within the overall loan portfolio. Consumer loans decreased $84.8 million due to loan payoffs and a cessation in loans originated through GreenSky. Our Greensky-originated loan balances decreased $70.4 million during the fourth quarter to $688.0 million at December 31, 2023. In addition, during the fourth quarter, the Company ceased originating loans through LendingPoint. As of December 31, 2023, the Company had $121.0 million in loans that were originated through LendingPoint, which will continue to be serviced by LendingPoint.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2023	2023	2023	2023	2022
Loan Portfolio
Commercial loans	$951,387	$943,761	$962,756	$937,920	$872,794
Equipment finance loans	531,143	578,931	614,633	632,205	616,751
Equipment finance leases	473,350	485,460	500,485	510,029	491,744
Commercial FHA warehouse lines	—	48,547	30,522	10,275	25,029
Total commercial loans and leases	1,955,880	2,056,699	2,108,396	2,090,429	2,006,318
Commercial real estate	2,406,845	2,412,164	2,443,995	2,448,158	2,433,159
Construction and land development	452,593	416,801	366,631	326,836	320,882
Residential real estate	380,583	375,211	371,486	369,910	366,094
Consumer	935,178	1,020,008	1,076,836	1,118,938	1,180,014
Total loans	$6,131,079	$6,280,883	$6,367,344	$6,354,271	$6,306,467
Loan Quality
Credit quality metrics declined this quarter compared the third quarter of 2023. Loans 30-89 days past due increased $36.2 million to $82.8 million as of December 31, 2023, compared to prior quarter end. Four commercial loans totaling $42.0 million accounted for this increase, of which $16.9 million was brought current in early January. Non-performing loans remained flat at $56.4 million at December 31, 2023, compared to $56.0 million as of September 30, 2023, and non-performing assets were 0.86% of total assets at the end of the fourth quarter of 2023, compared to 0.74% at September 30, 2023. An $8.7 million non-performing loan was transferred to OREO, and three commercial real estate loans totaling $9.0 million were placed on non-accrual in the fourth quarter of 2023.
At December 31, 2022, loans 30-89 days past due totaled $32.4 million, non-performing loans were $49.4 million, and non-performing assets as a percentage of total assets were 0.74%.

	As of and for the Three Months Ended
(in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Asset Quality
Loans 30-89 days past due	$82,778	$46,608	$44,161	$30,895	$32,372
Nonperforming loans	56,351	55,981	54,844	50,713	49,423
Nonperforming assets	67,701	58,677	57,688	58,806	57,824
Substandard loans	184,224	143,793	130,707	99,819	101,044
Net charge-offs	5,117	3,449	2,996	2,119	538
Loans 30-89 days past due to total loans	1.35%	0.74%	0.69%	0.49%	0.51%
Nonperforming loans to total loans	0.92%	0.89%	0.86%	0.80%	0.78%
Nonperforming assets to total assets	0.86%	0.74%	0.72%	0.74%	0.74%
Allowance for credit losses to total loans	1.12%	1.06%	1.02%	0.98%	0.97%
Allowance for credit losses to nonperforming loans	121.56%	119.09%	118.43%	122.39%	123.53%
Net charge-offs to average loans	0.33%	0.22%	0.19%	0.14%	0.03%
The Company continued to increase its allowance for credit losses on loans due to increased delinquencies and losses within our equipment finance portfolio. The allowance totaled $68.5 million at December 31, 2023, compared to $66.7 million at September 30, 2023, and $61.1 million at December

31, 2022. The allowance as a percentage of portfolio loans was 1.12% at December 31, 2023, compared to 1.06% at September 30, 2023, and 0.97% at December 31, 2022.
Deposits
Total deposits were $6.31 billion at December 31, 2023, compared with $6.41 billion at September 30, 2023 and $6.36 billion at December 31, 2022. The deposit mix continues to shift from noninterest-bearing deposits to interest-bearing deposits due to the rate increases announced by the Federal Reserve in 2023 and the expectation that rates will remain high for a longer period. Interest rate promotions offered during the fourth quarter of 2023 on money market deposit products contributed to the increase in balances of $44.7 million at December 31, 2023, compared to September 30, 2023.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2023	2023	2023	2023	2022
Deposit Portfolio
Noninterest-bearing demand	$1,145,395	$1,154,515	$1,162,909	$1,215,758	$1,362,158
Interest-bearing:
Checking	2,511,840	2,572,224	2,499,693	2,502,827	2,494,073
Money market	1,135,629	1,090,962	1,226,470	1,263,813	1,184,101
Savings	559,267	582,359	624,005	636,832	661,932
Time	862,865	885,858	840,734	766,884	649,552
Brokered time	94,533	119,084	72,737	39,087	12,836
Total deposits	$6,309,529	$6,405,002	$6,426,548	$6,425,201	$6,364,652
The Company estimates that uninsured deposits(1) totaled $1.22 billion, or 19% of total deposits, at December 31, 2023 compared to $1.28 billion, or 20% of total deposits, at September 30, 2023.
(1)    Uninsured deposits include the Call Report estimate of uninsured deposits less affiliate company deposits, estimated insured portion of servicing deposits, additional structured FDIC coverage and collateralized deposits.
Results of Operations Highlights
Net Interest Income and Margin
During the fourth quarter of 2023, net interest income, on a tax-equivalent basis, totaled $58.3 million, a decrease of $0.5 million, or 0.9%, compared to $58.8 million for the third quarter of 2023. The tax-equivalent net interest margin for the fourth quarter of 2023 was 3.21%, compared with 3.20% in the third quarter of 2023. Net interest income and related margin, on a tax-equivalent basis, was $63.8 million and 3.50%, respectively, in the fourth quarter of 2022. The decline in the net interest income and margin was largely attributable to increased market interest rates resulting in the cost of funding liabilities increasing at a faster rate than the yield on earning assets.
Average interest-earning assets for the fourth quarter of 2023 were $7.20 billion, compared to $7.28 billion for the third quarter of 2023. The yield increased 13 basis points to 5.78% compared to the third quarter of 2023. Interest-earning assets averaged $7.25 billion for the fourth quarter of 2022.
Average loans were $6.20 billion for the fourth quarter of 2023, compared to $6.30 billion for the third quarter of 2023 and $6.24 billion for the fourth quarter of 2022. The yield on loans was 6.00% and 5.93% for the fourth and third quarters of 2023, respectively.

Investment securities averaged $883.2 million for the fourth quarter of 2023, and yielded 4.16%, compared to an average balance and yield of $863.0 million and 3.60%, respectively, for the third quarter of 2023. The Company purchased additional investments and repositioned out of lower-yielding securities in favor of higher-yielding instruments resulting in the increased average balance and yield. The Company incurred net losses on sales of investments of $2.9 million and $5.0 million in the fourth and third quarters of 2023, respectively. The repositioning is expected to improve the overall margin, liquidity, and capital allocations. Investment securities averaged $736.6 million for the fourth quarter of 2022.
Average interest-bearing deposits were $5.30 billion for the fourth quarter of 2023, compared to $5.35 billion for the third quarter of 2023, and $5.05 billion for the fourth quarter of 2022. Cost of interest-bearing deposits was 2.93% in the fourth quarter of 2023, which represented a 13 basis point increase from the third quarter of 2023. A competitive market, driven by rising interest rates and increased competition, contributed to the increase in deposit costs.

	For the Three Months Ended
	December 31,			September 30,			December 31,
(dollars in thousands)	2023			2023			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$77,363	$1,054	5.41%	$78,391	$1,036	5.24%	$220,938	$2,143	3.85%
Investment securities	883,153	9,257	4.16	862,998	7,822	3.60	736,579	4,824	2.62
Loans	6,196,362	93,757	6.00	6,297,568	94,118	5.93	6,240,277	82,810	5.26
Loans held for sale	4,429	81	7.26	6,078	104	6.80	3,883	47	4.86
Nonmarketable equity securities	41,192	715	6.89	39,347	710	7.16	43,618	677	6.16
Total interest-earning assets	$7,202,499	$104,864	5.78%	$7,284,382	$103,790	5.65%	$7,245,295	$90,501	4.96%
Noninterest-earning assets	695,293			622,969			609,866
Total assets	$7,897,792			$7,907,351			$7,855,161

Interest-Bearing Liabilities
Interest-bearing deposits	$5,295,296	$39,156	2.93%	$5,354,356	$37,769	2.80%	$5,053,158	$19,841	1.56%
Short-term borrowings	13,139	15	0.47	20,127	14	0.28	47,391	31	0.26
FHLB advances & other borrowings	430,207	4,750	4.38	402,500	4,557	4.49	460,598	4,264	3.67
Subordinated debt	93,512	1,281	5.43	93,441	1,280	5.43	107,374	1,463	5.45
Trust preferred debentures	50,541	1,402	11.00	50,379	1,369	10.78	49,902	1,066	8.47
Total interest-bearing liabilities	$5,882,695	$46,604	3.14%	$5,920,803	$44,989	3.01%	$5,718,423	$26,665	1.85%
Noninterest-bearing deposits	1,142,062			1,116,988			1,336,620
Other noninterest-bearing liabilities	108,245			97,935			50,935
Shareholders’ equity	764,790			771,625			749,183
Total liabilities and shareholder’s equity	$7,897,792			$7,907,351			$7,855,161

Net Interest Margin		$58,260	3.21%		$58,801	3.20%		$63,836	3.50%

Cost of Deposits			2.41%			2.32%			1.23%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million, $0.2 million and $0.3 million for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

For the year ended December 31, 2023, net interest income, on a tax-equivalent basis, decreased to $236.8 million, with a tax-equivalent net interest margin of 3.26%, compared to net interest income, on a tax-equivalent basis, of $247.0 million, and a tax-equivalent net interest margin of 3.57% for the year ended December 31, 2022.
The yield on earning assets increased 119 basis points to 5.57% for the year ended December 31, 2023 compared to prior year. However, the cost of interest-bearing liabilities increased at a faster rate during this period, increasing 183 basis points to 2.87% for the year ended December 31, 2023.

	For the Years Ended
	December 31,			December 31,
(dollars in thousands)	2023			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$77,046	$3,922	5.09%	$256,221	$3,907	1.52%
Investment securities	854,576	30,361	3.55	799,218	19,277	2.41
Loans	6,292,260	367,762	5.84	5,811,403	277,252	4.77
Loans held for sale	4,034	260	6.45	12,669	404	3.19
Nonmarketable equity securities	43,318	2,819	6.51	38,543	2,198	5.70
Total interest-earning assets	$7,271,234	$405,124	5.57%	$6,918,054	$303,038	4.38%
Noninterest-earning assets	635,490			618,593
Total assets	$7,906,724			$7,536,647

Interest-Bearing Liabilities
Interest-bearing deposits	$5,241,723	$136,947	2.61%	$4,802,130	$36,061	0.75%
Short-term borrowings	23,406	68	0.29	58,688	104	0.18
FHLB advances & other borrowings	460,781	20,709	4.49	355,282	9,335	2.63
Subordinated debt	95,986	5,266	5.49	131,203	7,495	5.71
Trust preferred debentures	50,298	5,289	10.52	49,678	3,025	6.09
Total interest-bearing liabilities	$5,872,194	$168,279	2.87%	$5,396,981	$56,020	1.04%
Noninterest-bearing deposits	1,173,873			1,386,251
Other noninterest-bearing liabilities	90,562			65,539
Shareholders’ equity	770,095			687,876
Total liabilities and shareholders’ equity	$7,906,724			$7,536,647

Net Interest Margin		$236,845	3.26%		$247,018	3.57%

Cost of Deposits			2.13%			0.58%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.8 million and $1.3 million for the years ended December 31, 2023 and 2022, respectively.
Noninterest Income
Noninterest income was $20.5 million for the fourth quarter of 2023, compared to $11.5 million for the third quarter of 2023. Noninterest income for the fourth quarter of 2023 included incremental servicing revenues of $2.2 million and $1.6 million related to our commercial FHA servicing portfolio and the Greensky portfolio, respectively. Also included was a $1.1 million one-time gain from the sale of Visa B stock, offset by $2.9 million of losses on the sale of investment securities. The third quarter of 2023 included $5.0 million of losses on the sale of investment securities. Excluding these transactions, noninterest income for the fourth quarter of 2023 and the third quarter of 2023 was $18.5 million and

$16.5 million, respectively. Noninterest income for the fourth quarter of 2022 was $33.8 million and included $17.5 million gain on the termination of hedged interest rate swaps.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2023	2023(1)	2022	2023	2022
Noninterest income
Wealth management revenue	$6,604	$6,288	$6,227	$25,572	$25,708
Residential mortgage banking revenue	451	507	316	1,903	1,509
Service charges on deposit accounts	3,246	3,149	2,879	11,990	10,237
Interchange revenue	3,585	3,609	3,478	14,302	13,879
Income on company-owned life insurance	1,753	918	796	4,439	3,584
Loss on sales of investment securities, net	(2,894)	(4,961)	—	(9,372)	(230)
Gain (loss) on sales of other real estate owned, net	6	—	—	825	(118)
Gain on termination of hedged interest rate swaps	—	—	17,531	—	17,531
Gain on repurchase of subordinated debt, net	—	—	—	676	—
Impairment on commercial mortgage servicing rights	—	—	—	—	(1,263)
Other income	7,762	2,035	2,612	16,255	9,054
Total noninterest income	$20,513	$11,545	$33,839	$66,590	$79,891
(1) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.
Noninterest Expense
Noninterest expense was $44.5 million in the fourth quarter of 2023, compared to $42.0 million in the third quarter of 2023, and $49.9 million in the fourth quarter of 2022. The efficiency ratio improved to 55.22% for the quarter ended December 31, 2023, compared to 55.82% for the quarter ended September 30, 2023, and 58.26% for the quarter ended December 31, 2022.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Noninterest expense
Salaries and employee benefits	$24,031	$22,307	$22,901	$93,438	$90,305
Occupancy and equipment	3,934	3,730	3,748	15,986	14,842
Data processing	6,963	6,468	6,302	26,286	24,350
Professional	2,072	1,554	1,726	7,049	6,907
Amortization of intangible assets	1,130	1,129	1,333	4,758	5,410
Other real estate owned	8	—	3,779	333	5,188
Loss on mortgage servicing rights held for sale	—	—	3,250	—	3,250
FDIC insurance	1,147	1,107	703	4,779	3,336
Other expense	5,203	5,743	6,201	21,273	22,074
Total noninterest expense	$44,488	$42,038	$49,943	$173,902	$175,662
Salaries and employee benefits expenses were $24.0 million in the fourth quarter of 2023, compared to $22.3 million in the third quarter of 2023 and $22.9 million in the fourth quarter of 2022. The Company recognized a $1.1 million benefit related to claiming the Employees Retention Tax Credit in the fourth quarter of 2023. This was offset by increased incentive and performance-based expense accruals and increased medical costs of $1.7 million and $0.6 million, respectively. Employees numbered 914 at December 31, 2023, compared to 911 at September 30, 2023, and 935 at December 31, 2022.
Income Tax Expense
Income tax expense was $6.4 million for the fourth quarter of 2023, as compared to $11.5 million for the third quarter of 2023 and $11.0 million for the fourth quarter of 2022. The resulting effective tax rates were 23.7%, 50.3% and 25.1% respectively. The third quarter of 2023 included tax charges of $4.5 million associated with the surrender of certain company-owned life insurance policies and $1.4 million related to the finalization of the 2022 federal and state tax returns. Exclusive of these items our effective tax rate was 24.6% for the third quarter of 2023.
Capital
At December 31, 2023, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of December 31, 2023
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.40%	13.20%	10.50%
Tier 1 capital to risk-weighted assets	11.44%	10.91%	8.50%
Tier 1 leverage ratio	10.18%	9.71%	4.00%
Common equity Tier 1 capital	11.44%	8.40%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.55%	N/A
(1) A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges resulted in a $76.8 million accumulated other comprehensive loss at December 31, 2023, which reduces tangible book value by $3.56 per share.
Stock Repurchase Program
On December 5, 2023, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2024. The new stock repurchase program became effective on January 1, 2024. The Company’s previous stock repurchase program expired on December 31, 2023. During the fourth quarter of 2023, the Company repurchased 135,685 shares of its common stock at a weighted average price of $21.11 under its stock repurchase program.
About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2023, the Company had total assets of approximately $7.87 billion, and its Wealth Management Group had assets under administration of approximately $3.73 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended			As of and for the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2023	2023(2)	2022	2023	2022
Earnings Summary
Net interest income	$58,077	$58,596	$63,550	$236,017	$245,735
Provision for credit losses	6,950	5,168	3,544	21,132	20,126
Noninterest income	20,513	11,545	33,839	66,590	79,891
Noninterest expense	44,488	42,038	49,943	173,902	175,662
Income before income taxes	27,152	22,935	43,902	107,573	129,838
Income taxes	6,441	11,533	11,030	32,113	30,813
Net income	20,711	11,402	32,872	75,460	99,025
Preferred dividends	2,228	2,229	3,169	8,913	3,169
Net income available to common shareholders	$18,483	$9,173	$29,703	$66,547	$95,856

Diluted earnings per common share	$0.84	$0.41	$1.30	$2.97	$4.23
Weighted average common shares outstanding - diluted	21,822,328	21,977,196	22,503,611	22,124,402	22,395,698
Return on average assets	1.04%	0.57%	1.66%	0.95%	1.31%
Return on average shareholders' equity	10.74%	5.86%	17.41%	9.80%	14.40%
Return on average tangible common equity (1)	15.41%	7.56%	25.89%	13.89%	20.76%
Net interest margin	3.21%	3.20%	3.50%	3.26%	3.57%
Efficiency ratio (1)	55.22%	55.82%	58.26%	55.91%	55.35%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$19,793	$17,278	$19,278	$76,576	$85,852
Adjusted diluted earnings per common share	$0.89	$0.78	$0.85	$3.42	$3.79
Adjusted return on average assets	1.11%	0.98%	1.13%	1.08%	1.18%
Adjusted return on average shareholders' equity	11.42%	10.03%	11.89%	11.10%	12.94%
Adjusted return on average tangible common equity	16.51%	14.24%	16.80%	15.98%	18.59%
Adjusted pre-tax, pre-provision earnings	$35,898	$33,064	$33,165	$136,303	$137,523
Adjusted pre-tax, pre-provision return on average assets	1.80%	1.66%	1.68%	1.72%	1.82%

Market Data
Book value per share at period end	$31.61	$29.96	$29.17
Tangible book value per share at period end (1)	$23.35	$21.67	$20.94
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$26.91	$26.35	$24.72
Market price at period end	$27.56	$20.54	$26.62
Common shares outstanding at period end	21,551,402	21,594,546	22,214,913

Capital
Total capital to risk-weighted assets	13.20%	12.76%	12.38%
Tier 1 capital to risk-weighted assets	10.91%	10.53%	10.21%
Tier 1 common capital to risk-weighted assets	8.40%	8.07%	7.77%
Tier 1 leverage ratio	9.71%	9.59%	9.43%
Tangible common equity to tangible assets (1)	6.55%	6.01%	6.06%

Wealth Management
Trust assets under administration	$3,733,355	$3,501,225	$3,505,372
(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.
(2) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2023	2023(1)	2023	2023	2022
Assets
Cash and cash equivalents	$135,061	$132,132	$160,695	$138,310	$160,631
Investment securities	920,396	839,344	887,003	821,005	776,860
Loans	6,131,079	6,280,883	6,367,344	6,354,271	6,306,467
Allowance for credit losses on loans	(68,502)	(66,669)	(64,950)	(62,067)	(61,051)
Total loans, net	6,062,577	6,214,214	6,302,394	6,292,204	6,245,416
Loans held for sale	3,811	6,089	5,632	2,747	1,286
Premises and equipment, net	82,814	82,741	81,006	80,582	78,293
Other real estate owned	9,112	480	202	6,729	6,729
Loan servicing rights, at lower of cost or fair value	20,253	20,933	21,611	1,117	1,205
Commercial FHA mortgage loan servicing rights held for sale	—	—	—	20,745	20,745
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	16,108	17,238	18,367	19,575	20,866
Company-owned life insurance	203,485	201,750	152,210	151,319	150,443
Other assets	251,347	292,460	243,697	233,937	231,123
Total assets	$7,866,868	$7,969,285	$8,034,721	$7,930,174	$7,855,501

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,145,395	$1,154,515	$1,162,909	$1,215,758	$1,362,158
Interest-bearing deposits	5,164,134	5,250,487	5,263,639	5,209,443	5,002,494
Total deposits	6,309,529	6,405,002	6,426,548	6,425,201	6,364,652
Short-term borrowings	34,865	17,998	21,783	31,173	42,311
FHLB advances and other borrowings	476,000	538,000	575,000	482,000	460,000
Subordinated debt	93,546	93,475	93,404	99,849	99,772
Trust preferred debentures	50,616	50,457	50,296	50,135	49,975
Other liabilities	110,459	106,743	90,869	66,173	80,217
Total liabilities	7,075,015	7,211,675	7,257,900	7,154,531	7,096,927
Total shareholders’ equity	791,853	757,610	776,821	775,643	758,574
Total liabilities and shareholders’ equity	$7,866,868	$7,969,285	$8,034,721	$7,930,174	$7,855,501
(1) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share data)	2023	2023(1)	2022	2023	2022
Net interest income:
Interest income	$104,681	$103,585	$90,215	$404,296	$301,755
Interest expense	46,604	44,989	26,665	168,279	56,020
Net interest income	58,077	58,596	63,550	236,017	245,735
Provision for credit losses:
Provision for credit losses on loans	6,950	5,168	2,950	21,132	18,797
Provision for credit losses on unfunded commitments	—	—	594	—	1,550
Provision for other credit losses	—	—	—	—	(221)
Total provision for credit losses	6,950	5,168	3,544	21,132	20,126
Net interest income after provision for credit losses	51,127	53,428	60,006	214,885	225,609
Noninterest income:
Wealth management revenue	6,604	6,288	6,227	25,572	25,708
Residential mortgage banking revenue	451	507	316	1,903	1,509
Service charges on deposit accounts	3,246	3,149	2,879	11,990	10,237
Interchange revenue	3,585	3,609	3,478	14,302	13,879
Income on company-owned life insurance	1,753	918	796	4,439	3,584
Loss on sales of investment securities, net	(2,894)	(4,961)	—	(9,372)	(230)
Gain (loss) on sales of other real estate owned, net	6	—	—	825	(118)
Gain on termination of hedged interest rate swaps	—	—	17,531	—	17,531
Gain on repurchase of subordinated debt, net	—	—	—	676	—
Impairment on commercial mortgage servicing rights	—	—	—	—	(1,263)
Other income	7,762	2,035	2,612	16,255	9,054
Total noninterest income	20,513	11,545	33,839	66,590	79,891
Noninterest expense:
Salaries and employee benefits	24,031	22,307	22,901	93,438	90,305
Occupancy and equipment	3,934	3,730	3,748	15,986	14,842
Data processing	6,963	6,468	6,302	26,286	24,350
Professional	2,072	1,554	1,726	7,049	6,907
Amortization of intangible assets	1,130	1,129	1,333	4,758	5,410
Other real estate owned	8	—	3,779	333	5,188
Loss on mortgage servicing rights held for sale	—	—	3,250	—	3,250
FDIC insurance	1,147	1,107	703	4,779	3,336
Other expense	5,203	5,743	6,201	21,273	22,074
Total noninterest expense	44,488	42,038	49,943	173,902	175,662
Income before income taxes	27,152	22,935	43,902	107,573	129,838
Income taxes	6,441	11,533	11,030	32,113	30,813
Net income	20,711	11,402	32,872	75,460	99,025
Preferred stock dividends	2,228	2,229	3,169	8,913	3,169
Net income available to common shareholders	$18,483	$9,173	$29,703	$66,547	$95,856

Basic earnings per common share	$0.84	$0.41	$1.31	$2.97	$4.24
Diluted earnings per common share	$0.84	$0.41	$1.30	$2.97	$4.23
(1) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2023	2023(1)	2022	2023	2022
Income before income taxes - GAAP	$27,152	$22,935	$43,902	$107,573	$129,838
Adjustments to noninterest income:
Loss on sales of investment securities, net	2,894	4,961	—	9,372	230
(Gain) on termination of hedged interest rate swaps	—	—	(17,531)	—	(17,531)
(Gain) on sale of Visa B shares	(1,098)	—	—	(1,098)	—
(Gain) on repurchase of subordinated debt	—	—	—	(676)	—
Total adjustments to noninterest income	1,796	4,961	(17,531)	7,598	(17,301)
Adjustments to noninterest expense:
(Loss) on mortgage servicing rights held for sale	—	—	(3,250)	—	(3,250)
Integration and acquisition expenses	—	—	—	—	(347)
Total adjustments to noninterest expense	—	—	(3,250)	—	(3,597)
Adjusted earnings pre tax - non-GAAP	28,948	27,896	29,621	115,171	116,134
Adjusted earnings tax	6,927	8,389	7,174	29,682	27,113
Adjusted earnings - non-GAAP	22,021	19,507	22,447	85,489	89,021
Preferred stock dividends	2,228	2,229	3,169	8,913	3,169
Adjusted earnings available to common shareholders	$19,793	$17,278	$19,278	$76,576	$85,852
Adjusted diluted earnings per common share	$0.89	$0.78	$0.85	$3.42	$3.79
Adjusted return on average assets	1.11%	0.98%	1.13%	1.08%	1.18%
Adjusted return on average shareholders' equity	11.42%	10.03%	11.89%	11.10%	12.94%
Adjusted return on average tangible common equity	16.51%	14.24%	16.80%	15.98%	18.59%
(1) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023	2022	2023	2022
Adjusted earnings pre tax - non-GAAP	$28,948	$27,896	$29,621	$115,171	$116,134
Provision for credit losses	6,950	5,168	3,544	21,132	20,126
Impairment on commercial mortgage servicing rights	—	—	—	—	1,263
Adjusted pre-tax, pre-provision earnings - non-GAAP	$35,898	$33,064	$33,165	$136,303	$137,523
Adjusted pre-tax, pre-provision return on average assets	1.80%	1.66%	1.68%	1.72%	1.82%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023(1)	2022	2023	2022
Noninterest expense - GAAP	$44,488	$42,038	$49,943	$173,902	$175,662
Loss on mortgage servicing rights held for sale	—	—	(3,250)	—	(3,250)
Integration and acquisition expenses	—	—	—	—	(347)
Adjusted noninterest expense	$44,488	$42,038	$46,693	$173,902	$172,065

Net interest income - GAAP	$58,077	$58,596	$63,550	$236,017	$245,735
Effect of tax-exempt income	183	205	286	828	1,283
Adjusted net interest income	58,260	58,801	63,836	236,845	247,018

Noninterest income - GAAP	20,513	11,545	33,839	66,590	79,891
Impairment on commercial mortgage servicing rights	—	—	—	—	1,263
Loss on sales of investment securities, net	2,894	4,961	—	9,372	230
(Gain) on termination of hedged interest rate swaps	—	—	(17,531)	—	(17,531)
(Gain) on repurchase of subordinated debt	—	—	—	(676)	—
(Gain) on sale of Visa B shares	(1,098)	—	—	(1,098)	—
Adjusted noninterest income	22,309	16,506	16,308	74,188	63,853

Adjusted total revenue	$80,569	$75,307	$80,144	$311,033	$310,871

Efficiency ratio	55.22%	55.82%	58.26%	55.91%	55.35%

Return on Average Tangible Common Equity (ROATCE)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2023	2023(1)	2022	2023	2022
Net income available to common shareholders	$18,483	$9,173	$29,703	$66,547	$95,856

Average total shareholders' equity—GAAP	$764,790	$771,625	$749,183	$770,095	$687,876
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(41,493)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,644)	(17,782)	(22,859)	(18,376)	(22,637)
Average tangible common equity	$475,694	$481,391	$453,872	$479,267	$461,842
ROATCE	15.41%	7.56%	25.89%	13.89%	20.76%
(1) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2023	2023(1)	2023	2023	2022
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$791,853	$757,610	$776,821	$775,643	$758,574
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,108)	(17,238)	(18,367)	(19,575)	(20,866)
Tangible common equity	503,293	467,920	486,002	483,616	465,256

Less: Accumulated other comprehensive income (AOCI)	(76,753)	(101,181)	(84,719)	(77,797)	(83,797)
Tangible common equity excluding AOCI	$580,046	$569,101	$570,721	$561,413	$549,053

Total Assets to Tangible Assets:
Total assets—GAAP	$7,866,868	$7,969,285	$8,034,721	$7,930,174	$7,855,501
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(16,108)	(17,238)	(18,367)	(19,575)	(20,866)
Tangible assets	$7,688,856	$7,790,143	$7,854,450	$7,748,695	$7,672,731

Common Shares Outstanding	21,551,402	21,594,546	21,854,800	22,111,454	22,214,913

Tangible Common Equity to Tangible Assets	6.55%	6.01%	6.19%	6.24%	6.06%
Tangible Book Value Per Share	$23.35	$21.67	$22.24	$21.87	$20.94
Tangible Book Value Per Share, excluding AOCI	$26.91	$26.35	$26.11	$25.39	$24.72
(1) September 30, 2023 amounts include the impact of the revision previously mentioned in this earnings release.